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PROXY

                            THE WARNACO GROUP, INC.
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Linda J. Wachner, William S. Finkelstein and Stanley P. Silverstein, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent and to vote at the Special Meeting of Stockholders to be held on December 12, 1997 and at any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion with respect to any matters incident to the conduct of the meeting and other matters as may properly come before such meeting, all of the shares of Class A Common Stock of The Warnaco Group, Inc. held of record by the undersigned as of the close of business on October 14, 1997. All proxies previously given with respect to the shares covered hereby are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE



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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE FOLLOWING PROPOSALS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXYHOLDERS AS
TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE FOLLOWING PROPOSALS AND AT THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

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
                                                                         FOR    AGAINST   ABSTAIN
1. Proposal to approve the issuance of class A common stock              [ ]      [ ]       [ ]
   ('Warnaco Common Stock'), par value $0.01 per share, of The
   Warnaco Group, Inc. ('Warnaco') in connection with the
   transactions contemplated by an Agreement and Plan of Merger, dated as of September 25, 1997, among Warnaco, WAC Acquisition
   Corporation and Designer Holdings Ltd., including the merger, the exchange with New Rio and the conversion of Designer Holdings'
   outstanding convertible debentures.

                                                                         FOR    AGAINST   ABSTAIN

2. If necessary, to approve any adjournment of the Special Meeting       [ ]      [ ]       [ ]
   without further notice except by announcement at the meeting being adjourned.


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Date ____________________________________________________________

Signature _______________________________________________________

Title ___________________________________________________________

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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